As filed with the Securities and Exchange Commission on December 5, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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TRUETT-HURST, INC.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	46-1561499
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

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125 Foss Creek Circle

Healdsburg, CA 95448

(707) 431-4436

(Address of principal executive offices)

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2012 Stock Incentive Plan

(Full title of the Plan)

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Phillip L. Hurst

President and Chief Executive Officer

Truett-Hurst, Inc.

5610 Dry Creek Road

Healdsburg, CA 95448

(707) 433-9545

(Name, Address, including zip code, and telephone number, including area code, of agent for service)

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Copies of all correspondence to:

Anna T. Pinedo, Esq. James R. Tanenbaum, Esq. Morrison & Foerster LLP 250 West 55th Street New York, New York 10019-9601 Tel: (212) 468-8000 Facsimile: (212) 468-7900

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “large accelerated filer” and “accelerated filer” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

(Do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee
Class A common stock, par value $0.001 per share	748,000	$4.96 (2)	$3,710,080	$431.98

(1) Represents additional shares of the common stock, par value $0.001 per share (the “Common Stock”), of Truett-Hurst, Inc. (the “Registrant”) authorized for issuance under the Truett-Hurst, Inc. 2012 Stock Incentive Plan, as amended and restated (the “Plan”). Pursuant to Rule 416(a) and Rule 416(b) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of Class A common stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the terms of the 2012 Stock Incentive Plan (the “2012 Plan”).

(2) Estimated pursuant to Rule 457(c) and 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported of the Registrant’s Class A common stock on The Nasdaq Capital Market on December 5, 2014, a date within five business days of the filing date.

EXPLANATORY NOTE

This Registration Statement registers an additional 748,000 shares of the Registrant’s Class A common stock that may be offered and sold under the Plan, pursuant to the amendment and restatement of the Plan approved by the Registrant’s Board of Directors on August 5, 2014 and the Registrant’s stockholders on November 20, 2014. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective. Pursuant to General Instruction E. to Form S-8, the contents of the Registrant’s previously filed registration statements on Form S-8 relating to the Plan (File No. 333-192136), filed with the Securities and Exchange Commission on November 6, 2013 including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Method of Filing

4.1	Truett-Hurst, Inc. 2012 Stock Incentive Plan, as amended and restated	Incorporated by reference to Exhibit 10.14 of the Form S-1 (File No. 333-187164).

5.1	Opinion of Morrison & Foerster LLP	Filed herewith.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)	Filed herewith.

23.3	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm for Truett-Hurst, Inc.	Filed herewith.

24.1	Power of Attorney (included on signature page)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Healdsburg, State of California, on December 8, 2014.

TRUETT-HURST, INC.

By:	/s/ Phillip L. Hurst
Phillip L. Hurst Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer of TRUETT-HURST, INC. whose signature appears below hereby constitutes and appoints Phillip L. Hurst and Paul Forgue, and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statement relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Phillip L. Hurst	Chief Executive Officer(principal executive officer)	December 8, 2014
Phillip L. Hurst

/s/ Paul Forgue	Chief Financial Officer and Chief Operating Officer	December 8, 2014
Paul Forgue	(principal financial officer and principal accounting officer)

/s/ Paul E. Dolan, III	Director	December 8, 2014
Paul E. Dolan, III

/s/ Barrie Graham	Director	December 8, 2014
Barrie Graham

/s/ Marcus Benedetti	Director	December 8, 2014
Marcus Benedetti

/s/ Daniel A. Carroll	Director	December 8, 2014
Daniel A. Carroll

/s/ Heath E. Dolan	Director	December 8, 2014
Heath E. Dolan

/s/ John D. Fruth	Director	December 8, 2014
John D. Fruth

/s/ James F. Verhey	Director	December 8, 2014
James F. Verhey